May 11, 1999


UAC SECURITIZATION CORPORATION
9240 Bonita Beach Road
Suite 1109-B
Bonita Springs, Florida 34135


         Re:      UACSC Auto Trusts (Registration No. 333-77535)

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), regarding the issuance by UAC Securitization Corporation ("UACSC"), as originator of asset backed securities by UACSC Auto Trusts (the "Trusts"), consisting of Automobile Receivable Pass-Through certificates and/or notes to be issued by the Trusts (the "Securities"). We have examined such corporate records, certificates, and other documents, and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, in our opinion, with respect to automobile backed certificates (the "Certificates") issued under a Pooling and Servicing Agreement in substantially the form set forth as Exhibits 4.1(a) and 4.1(b) to the Registration Statement (each, a "Pooling and Servicing Agreement") among UACSC, as depositor, UAC, as servicer and the trustee of a Trust (the "Trustee"), when (i) the Registration Statement on Form S-3 filed by UACSC with respect to the Trusts shall have become effective under the Act; (ii) the applicable Prospectus Supplement has been prepared, completed, filed and delivered in accordance with the Act; (iii) pricing and similar terms have been appropriately completed and the applicable Pooling and Servicing Agreement has been duly executed and delivered; and (iv) the Certificates shall have been executed, authenticated, issued, and delivered against payment therefor by the appropriate Trustee under the applicable Pooling and Servicing Agreement and sold in accordance with the terms set forth in the applicable form of Underwriting Agreement in substantially the form set forth as Exhibit 1 to the Registration Statement between UACSC, UAC and the applicable underwriter or underwriters, relating to the Certificates, the Certificates will be legally issued, fully paid and non-assessable and will be entitled to the benefits afforded by the Pooling and Servicing Agreement under which they are issued.

     Furthermore, on the basis of our examination and review, in our opinion, with respect to automobile backed notes (the "Notes") issued under an Indenture in substantially the form set forth as Exhibit 4.3 to the Registration Statement

(each, an "Indenture") among a Trust, as issuer, and the indenture trustee of the Trust (the "Indenture Trustee") when (i) the Registration Statement on Form S-3 filed by UACSC with respect to the Trusts shall have become effective under the Act; (ii) the applicable Prospectus Supplement has been prepared, completed, filed and delivered in accordance with the Act; (iii) pricing and similar terms has been appropriately completed and the applicable Indenture have been duly executed and delivered; and (iv) the Notes shall have been executed, authenticated, issued, and delivered against payment therefor by the appropriate Indenture Trustee under the applicable Indenture and sold in accordance with the terms set forth in the applicable form of Underwriting Agreement between UACSC, UAC and the applicable underwriter or underwriters, relating to the Notes, the Notes will constitute binding obligations of the Trust, enforceable against the applicable Trust in accordance with their respective terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of any court before which such proceedings therefor may be brought.

     The foregoing is limited to the application of the internal laws of the States of Indiana and New York and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction, provided, that as to matters governed by the laws of the State of New York, we have relied upon the opinion of Cadwalader, Wickersham & Taft dated May 12, 1999.

     We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Barnes & Thornburg
                                                     BARNES & THORNBURG